As filed with the Securities and Exchange Commission on November 14 , 1996
                              Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                       AMERICAN RADIO SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)
    DELAWARE                          4832                      04-3196245
 (State or other           (Primary Standard Industrial       (I.R.S. Employer
 jurisdiction of            Classification Code Number)      Identification No.)
 incorporation or
  organization)
                116 Huntington Avenue, Boston Massachusetts 02116
                                 (617) 375-7500
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              --------------------
                                 STEVEN B. DODGE
                       AMERICAN RADIO SYSTEMS CORPORATION
                              116 Huntington Avenue
                           Boston, Massachusetts 02116
                                 (617) 375-7500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              --------------------
                                   Copies to:
       NORMAN A. BIKALES, ESQ.                    JOSEPH W. CONROY, ESQ.
      SULLIVAN & WORCESTER LLP                      HUNTON & WILLIAMS
       One Post Office Square               175001 Pinnacle Drive, Suite 700
         Boston, MA 02109                        McLean, Virginia 22102
          (617) 338-2800                             (703) 714-7400
       Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger of EZ Communications, Inc. with and into American Radio Systems Corporation pursuant to the Agreement and Plan of Merger described in the accompanying Proxy Statement/Prospectus have been satisfied or waived.
         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reimbursement plans, check the following box. |_|
                              ---------------------

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                       Proposed           Proposed
                                          Amount        Maximum           Maximum                Aggregate
        Title of Each Class of             to be    Offering Price       Aggregate               Amount of
      Securities to be Registered       Registered  Per Security(1)  Offering Price(1)      Registration Fee(2)
-------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $.01 par
   value............................      532,200        $ (1)             $ (2)                 $3,909 (2)

===================================================================================================================
(1)  The  Securities  to be offered  hereby will be offered  pursuant to a fixed exchange  ratio of shares of Class A Common  Stock,  $0.01  par  value,  of
     American  Radio  Systems  Corporation  for shares of Class A Common  Stock,
     $0.01 par value, of EZ Communications, Inc.
(2)  Pursuant to Rule  457(f),  the maximum  aggregate  offering  price has been determined by the value of the shares of EZ Communications,  Inc. (based on the  average of the bid and asked  price on the Nasdaq  National  Market on
     November 13, 1996) to be acquired by American  Radio  Systems  Corporation, less the cash consideration to be paid.

                              EXPLANATORY STATEMENT


         This registration statement is being filed pursuant to Rule 462(b). The contents of Registration Statement No. 333-15231 are hereby incorporated by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, American Radio Systems Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on November 14, 1996.

                                            AMERICAN RADIO SYSTEMS
                                            CORPORATION


                                            By: /s/  Justin D. Benincasa
                                                Justin D. Benincasa
                                                Corporate Controller and
                                                Chief Accounting Officer



                Signature                                 Title
          /s/ Steven B. Dodge*              Chairman of the Board, Chief
             Steven B. Dodge                Executive Officer, President and
                                            Director

           /s/ Joseph L. Winn*              Chief Financial Officer and Director
             Joseph L. Winn

        /s/ Justin D. Benincasa*            Corporate Controller and Chief
           Justin D. Benincasa              Accounting Officer

          /s/ Charlton Buckley*             Director
            Charlton Buckley

         /s/ Arnold L. Chavkin*             Director
            Arnold L. Chavkin

        /s/ James H. Duncan, Jr.*           Director
          James H. Duncan, Jr.

        /s/ Donald B. Hebb, Jr.*            Director
             Donald B. Hebb

           /s/ Charles Peebler*             Director
             Charles Peebler

          /s/ Thomas H. Stoner*             Director
            Thomas H. Stoner

      * /s/ Justin D. Benincasa
           Justin D. Benincasa

  Individually and as Attorney-in-Fact
    pursuant to the Power of Attorney
   set forth in Registration Statement
       (Commission No. 333-15231)

                                                     Exhibits


Exhibit No.

       5              Opinion of Sullivan & Worcester LLP
       8.1            Opinion of Sullivan & Worcester LLP as to tax matters
       8.2            Opinion of Hunton & Williams as to tax matters
       23.1           Consents of Sullivan & Worcester LLP
       23.2           Consent of Hunton & Williams
       23.3           Consents of Deloitte & Touche LLP
       23.4           Consent of KPMG Peat Marwick LLP
       23.5           Consent of Price Waterhouse LLP
       23.6           Consent of Miller, Kaplan, Arase & Co.
       23.7           Consent of Morgan Stanley & Co. Incorporated
       23.8           Consent of CS First Boston Corporation
       23.9           Consent of Ernst & Young LLP
       23.10          Consent of Duncan's American Radio (Duncan
                      Radio Market Guide)
       23.11          Consent of The Arbitron Company

                                                     Exhibits

Exhibit No.

       5              Opinion of Sullivan & Worcester LLP........................... Filed herewith as Exhibit 5
       8.1            Opinion of Sullivan & Worcester LLP as to tax matters......... Filed herewith as Exhibit 8.1
       8.2            Opinion of Hunton & Williams as to tax matters................ Filed herewith as Exhibit 8.2
       23.1           Consents of Sullivan & Worcester LLP.......................... Contained in the opinions of
                                                                                        Sullivan & Worcester LLP
                                                                                        filed as Exhibits 5 and 8.1
       23.2           Consent of Hunton & Williams.................................. Contained in the opinion of
                                                                                        Hunton & Williams filed
                                                                                        as Exhibit 8.2
       23.3           Consents of Deloitte & Touche LLP............................. Filed herewith as Exhibit 23.3
       23.4           Consent of KPMG Peat Marwick LLP.............................. Filed herewith as Exhibit 23.4
       23.5           Consent of Price Waterhouse LLP............................... Filed herewith as Exhibit 23.5
       23.6           Consent of Miller, Kaplan, Arase & Co......................... Filed herewith as Exhibit 23.6
       23.7           Consent of Morgan Stanley & Co. Incorporated.................. Filed herewith as Exhibit 23.7
       23.8           Consent of CS First Boston Corporation........................ Filed herewith as Exhibit 23.8
       23.9           Consent of Ernst & Young LLP.................................. Filed herewith as Exhibit 23.9
       23.10          Consent of Duncan's American Radio (Duncan
                      Radio Market Guide)........................................... Filed herewith as Exhibit 23.10
       23.11          Consent of The Arbitron Company............................... Filed herewith as Exhibit 23.11

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